Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Wednesday, February 24, 2010		bob.lougee@usamobility.com
USA Mobility Reports Fourth Quarter and 2009 Operating Results;
Announces Regular Quarterly Cash Distribution
Subscriber and Revenue Trends Improve; Operating Expenses Decline;
$45.5 Million in Capital Returned to Stockholders in 2009
Alexandria, VA (February 24, 2010) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the fourth quarter and year ended December 31, 2009.
In addition, the Company’s Board of Directors declared a regular quarterly cash distribution of $0.25 per share. The cash distribution will be paid on March 31, 2010 to stockholders of record on March 17, 2010. The Company expects the entire amount of the cash distribution to be paid as a return of capital.
For the fourth quarter, total revenues were $65.4 million, compared to $69.5 million in the third quarter of 2009 and $84.3 million in the fourth quarter of 2008. EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) was $21.0 million in the fourth quarter of 2009, compared to $29.8 million in the year-earlier quarter. Fourth quarter operating income was $12.2 million, compared to $18.1 million in the fourth quarter of 2008, while net income was $3.6 million, or $0.16 per fully diluted share, compared to $8.0 million, or $0.32 per fully diluted share, in the year-earlier quarter.
For the full-year 2009, revenues totaled $289.7 million, compared to $359.4 million in 2008, while EBITDA was $99.3 million, or 34.3 percent of revenue, compared to $115.9 million, or 32.2 percent of revenue, in the prior year. The Company reported net income for 2009 of $67.6 million, or $2.90 per fully diluted share, compared to a net loss of $157.1 million, or $5.83 per fully diluted share, for 2008. The prior year loss resulted from the goodwill impairment in the first quarter of 2008 for which the Company incurred a $188.2 million non-cash expense to write-off its entire goodwill balance. Absent the goodwill write-down, net income for 2008 would have been $31.1 million, or $1.15 per fully diluted share.
Key results and highlights for the fourth quarter and 2009 included:
•	Net unit losses were 115,000 in the fourth quarter, compared to 152,000 in the third quarter and 187,000 in the year-earlier quarter, while the quarterly rate of unit erosion decreased to 5.0 percent from 6.2 percent in the third quarter. The annual rate of unit erosion was 22.5 percent in 2009, compared to 19.2 percent in 2008. Net unit losses were 633,000 in 2009 versus 670,000 in 2008. Units in service at year-end 2009 totaled 2,182,000, compared to 2,815,000 a year earlier.

•	The quarterly rate of revenue erosion improved to 5.9 percent in the fourth quarter from 7.5 percent in the third quarter. The year-over-year rate of revenue decline increased to 19.4 percent in 2009 from 15.3 percent in 2008.

•	Operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) were $44.4 million for the fourth quarter, a reduction of $10.1 million, or 18.5 percent, from $54.4 million in the year-earlier quarter. For the full year, operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) declined by $53.1 million, or 21.8 percent, to $190.4 million from $243.5 million in 2008. Expense reduction during the year was largely the result of continued network rationalization, staff reductions and implementation of other company-wide cost efficiencies.

•	Average revenue per unit (ARPU) was $8.88 for the fourth quarter, compared to $8.89 in the third quarter and $8.71 in the fourth quarter of 2008. For the year, ARPU totaled $8.77, compared to $8.64 in 2008.

•	EBITDA as a percentage of revenue, or EBITDA margin, was 32.2 percent in the fourth quarter, compared to 35.4 percent the year-earlier quarter.

•	Capital expenses were $5.0 million in the fourth quarter versus $4.2 million in the year-earlier quarter. For 2009, capital expenses totaled $17.2 million, compared to $18.3 million in 2008.

•	The Company generated $84.8 million in cash during the year from operating and investing activities and had a cash balance of $109.6 million at December 31, 2009.

•	During the year the Company distributed to stockholders total cash distributions of $2.00 per share of common stock, representing a return of capital to stockholders of $45.5 million.

•	The number of full-time equivalent employees declined from 811 at the beginning of the year to 672 at year-end as a result of various consolidation and expense control initiatives.

“We again made excellent progress in the fourth quarter and throughout 2009,” said Vincent D. Kelly, president and chief executive officer. “Despite a struggling economy, high unemployment and ongoing industry challenges, we continued to operate the Company profitably while meeting our primary performance goals, including reducing expenses, increasing revenue per unit and operating margins, enhancing organizational efficiencies and concentrating selling and marketing around our core market segments, especially Healthcare. At the same time, we met our goal of generating a high enough level of cash flow to return significant capital to stockholders.”
Kelly said subscriber and revenue trends, which had deteriorated during the first three quarters of 2009, improved in the fourth quarter as general economic conditions began to stabilize. “We were pleased to see modest improvement in the pace of subscriber and revenue erosion during the quarter as our net loss rates reached their lowest level in more than 18 months. Whether these trends are sustainable, it’s too early to say,” he added; “however, we are encouraged by the positive results and hopeful that these early signs of an economic recovery will continue and favorably impact our future operating performance. Clearly, we are much more optimistic about subscriber trends today than we were a year ago.”
During 2009, Kelly noted, the Company continued to focus its sales and marketing efforts around its Healthcare market segment, which represented 57.6 percent of the Company’s direct subscriber base at year-end as well as 51.5 percent of direct paging revenue in the fourth quarter. “Healthcare continues to be our best performing market segment, contributing two-thirds of our direct gross placements in the fourth quarter, while net churn among Healthcare accounts remained significantly lower than for all other subscriber segments.”
Kelly said USA Mobility paid cash distributions to stockholders totaling $2.00 per share during 2009, including regular quarterly cash distributions of $0.25 per share and a special cash distribution of $1.00 per share in the first quarter, representing a return of capital totaling $45.5 million. “We were delighted to be able to return capital to stockholders during the year consistent with our stated capital allocation strategy. Over the past five years we have now returned $322.4 million to our stockholders. In addition,” he noted, “we repurchased $42.9 million of our common stock since the inception of our stock buy-back program.” Kelly said the Company expects to continue to operate the business consistent with its goal of producing sufficient cash flow to return capital to stockholders. “However,” he cautioned, “the rate at which the Company will continue to return capital to stockholders, either in the form of cash distributions or share repurchases, will depend largely on future operating results as well as economic factors and other business opportunities.”

Thomas L. Schilling, chief operating officer and chief financial officer, said: “Overall, our 2009 operating results were very strong. Although we continued to operate in a challenging environment, we expanded our EBITDA and net operating cash flow after investing activities to 34.3 percent and 29.3 percent, respectively, in the face of a 19.4 percent decline in revenue. At the same time, ARPU remained strong, operating and capital expenses declined, and we generated net operating cash flow after investing activities of $84.8 million.”
Schilling added: “For the year, operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) declined 21.8 percent from 2008, outpacing the 19.4 percent year-over-year decline in revenues. In fact, costs in 2009 declined faster than revenues for the fourth straight year. Expense savings were largely the result of significant progress in our network rationalization program, including lower site rents, combined with staff reductions and various cost savings initiatives implemented throughout the Company.” Schilling noted positive results for the fourth quarter included “improvement in the rate of unit and revenue erosion to 5.0 percent and 5.9 percent, respectively, from 6.2 percent and 7.5 percent in the third quarter, while total paging ARPU increased to $8.88 in the fourth quarter from $8.71 in the fourth quarter of 2008.”
Commenting on the Company’s financial guidance, Schilling said: “We are pleased the financial guidance we provided for 2009 was either within or better than our target estimates. “Total revenue of $289.7 million was within our guidance range of $286 million to $291 million; operating expenses (excluding depreciation, amortization and accretion) of $190.4 million were better than the guidance range of $194 million to $197 million; and capital expenses of $17.2 million were within the guidance range of $16 million to $18 million. With respect to guidance for 2010, the Company expects revenue to be in a range from $228 million to $238 million, operating expenses (excluding depreciation, amortization and accretion) to be in a range from $158 million to $163 million, and capital expenses in a range from $10 million to $12 million.”
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its fourth quarter and 2009 results at 10:00 a.m. Eastern Time on Thursday, February 25, 2010. The dial-in number for the call is 877-419-6600 (toll-free) or 719-325-4839 (toll). The pass code for the call is 1151304. A replay of the call will be available from 3:00 p.m. ET on February 25 until 11:59 p.m. on Thursday, March 11. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 1151304.
* * * * * * * * *

About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
Revenues:
Paging service	$86,773	$83,360	$80,533	$75,989	$72,021	$67,972	$63,308	$59,657
Cellular	1,859	1,547	1,494	993	991	775	980	795
Product sales	4,871	5,741	5,014	5,863	5,271	5,269	4,354	3,927
Other	1,255	1,427	1,316	1,413	1,408	1,129	856	993

Total revenues	94,758	92,075	88,357	84,258	79,691	75,145	69,498	65,372

Operating expenses:
Cost of products sold	1,081	1,408	1,291	1,812	1,669	1,421	1,593	1,513
Service, rental and maintenance	33,969	31,583	29,069	28,199	22,955	21,290	20,950	20,115
Selling and marketing	7,836	7,549	6,756	6,144	6,062	5,600	5,198	4,955
General and administrative	21,808	20,782	20,631	18,289	20,186	22,801	16,050	15,289
Severance and restructuring	145	153	5,063	(35)	190	52	15	2,480
Depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174	10,689	8,781
Goodwill impairment	188,170	—	—	—	—	—	—	—

Total operating expenses	265,522	73,149	73,885	66,159	62,332	62,338	54,495	53,133

% of total revenues	280.2%	79.4%	83.6%	78.5%	78.2%	83.0%	78.4%	81.3%

Operating (loss) income	(170,764)	18,926	14,472	18,099	17,359	12,807	15,003	12,239

% of total revenues	-180.2%	20.6%	16.4%	21.5%	21.8%	17.0%	21.6%	18.7%

Interest income (expense), net	578	672	471	79	26	28	16	(1)
Other income (expense), net	125	202	205	90	112	(42)	185	275

(Loss) income before income tax expense (benefit)	(170,061)	19,800	15,148	18,268	17,497	12,793	15,204	12,513
Income tax expense (benefit)	7,739	9,528	12,730	10,235	7,516	(31,953)	6,003	8,883

Net (loss) income	$(177,800)	$10,272	$2,418	$8,033	$9,981	44,746	$9,201	$3,630

Basic net (loss) income per common share (b)	$(6.48)	$0.37	$0.09	$0.32	$0.43	$1.96	$0.40	$0.16

Diluted net (loss) income per common share (b)	$(6.48)	$0.37	$0.09	$0.32	$0.43	$1.93	$0.40	$0.16

Basic weighted average common shares outstanding	27,459,068	27,474,156	27,474,156	25,348,440	23,134,072	22,858,573	22,856,951	22,830,040

Diluted weighted average common shares outstanding	27,459,068	27,600,976	27,602,296	25,444,277	23,479,796	23,200,736	23,194,360	23,167,729

Reconciliation of operating (loss) income to EBITDA (c):
Operating (loss) income	$(170,764)	$18,926	$14,472	$18,099	$17,359	$12,807	$15,003	$12,239
Add back: depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174	10,689	8,781
Add back: goodwill impairment	188,170	—	—	—	—	—	—	—

EBITDA	$29,919	$30,600	$25,547	$29,849	$28,629	$23,981	$25,692	$21,020

% of total revenues	31.6%	33.2%	28.9%	35.4%	35.9%	31.9%	37.0%	32.2%

(a)	Slight variations in totals are due to rounding.

(b)	Basic and diluted net (loss) income per common share is computed independently for each period presented. As a result, the sum of the quarterly basic and diluted net (loss) income per common share for the years ended December 31, 2008 and 2009 may not equal the total computed for the year.

(c)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
Units in service

Beginning units in service
Direct one-way	2,854	2,732	2,614	2,491	2,349	2,198	2,079	1,969
Direct two-way	221	207	196	184	171	157	147	141

Total direct	3,075	2,939	2,810	2,675	2,520	2,355	2,226	2,110

Indirect one-way	312	285	261	226	196	161	139	116
Indirect two-way	98	109	105	101	99	91	84	71

Total indirect	410	394	366	327	295	252	223	187

Total beginning units in service	3,485	3,333	3,176	3,002	2,815	2,607	2,449	2,297

Gross placements
Direct one-way	77	90	76	60	67	74	64	55
Direct two-way	8	11	8	7	6	7	9	5

Total direct	85	101	84	67	73	81	73	60

Indirect one-way	17	22	12	9	8	9	7	6
Indirect two-way	16	7	7	6	4	2	1	2

Total indirect	33	29	19	15	12	11	8	8

Total gross placements	118	130	103	82	85	92	81	68

Gross disconnects
Direct one-way	(199)	(209)	(199)	(202)	(218)	(193)	(174)	(143)
Direct two-way	(22)	(21)	(20)	(20)	(20)	(17)	(15)	(13)

Total direct	(221)	(230)	(219)	(222)	(238)	(210)	(189)	(156)

Indirect one-way	(44)	(47)	(47)	(39)	(43)	(31)	(30)	(21)
Indirect two-way	(5)	(10)	(11)	(8)	(12)	(9)	(14)	(6)

Total indirect	(49)	(57)	(58)	(47)	(55)	(40)	(44)	(27)

Total gross disconnects	(270)	(287)	(277)	(269)	(293)	(250)	(233)	(183)

Net gain (loss)
Direct one-way	(122)	(119)	(123)	(142)	(151)	(119)	(110)	(88)
Direct two-way	(14)	(10)	(12)	(13)	(14)	(10)	(6)	(8)

Total direct	(136)	(129)	(135)	(155)	(165)	(129)	(116)	(96)

Indirect one-way	(27)	(25)	(35)	(30)	(35)	(22)	(23)	(15)
Indirect two-way	11	(3)	(4)	(2)	(8)	(7)	(13)	(4)

Total indirect	(16)	(28)	(39)	(32)	(43)	(29)	(36)	(19)

Total net change	(152)	(157)	(174)	(187)	(208)	(158)	(152)	(115)

Ending units in service
Direct one-way	2,732	2,614	2,491	2,349	2,198	2,079	1,969	1,881
Direct two-way	207	196	184	171	157	147	141	133

Total direct	2,939	2,810	2,675	2,520	2,355	2,226	2,110	2,014

Indirect one-way	285	261	226	196	161	139	116	101
Indirect two-way	109	105	101	99	91	84	71	67

Total indirect	394	366	327	295	252	223	187	168

Total ending units in service	3,333	3,176	3,002	2,815	2,607	2,449	2,297	2,182

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09
ARPU
Direct one-way	$7.83	$7.85	$8.08	$8.09	$8.11	$8.18	$8.08	$8.04
Direct two-way	23.68	23.90	23.78	23.77	23.68	23.62	23.42	23.59

Total direct	8.95	8.97	9.16	9.16	9.15	9.21	9.10	9.06

Indirect one-way	4.10	4.57	4.79	5.12	7.05	7.43	7.51	7.77
Indirect two-way	7.52	7.08	5.35	4.53	4.58	5.19	5.49	5.14

Total indirect	4.97	5.28	4.96	4.93	6.19	6.60	6.74	6.73

Total one-way	7.47	7.54	7.79	7.85	8.03	8.14	8.05	8.02
Total two-way	18.44	18.07	17.29	16.84	16.66	16.86	17.09	17.32

Total paging ARPU	$8.49	$8.54	$8.69	$8.71	$8.86	$8.96	$8.89	$8.88

Gross disconnect rate (b)
Direct one-way	-7.0%	-7.6%	-7.6%	-8.1%	-9.3%	-8.8%	-8.4%	-7.2%
Direct two-way	-10.2%	-10.4%	-10.2%	-10.6%	-11.8%	-11.0%	-10.2%	-8.9%

Total direct	-7.2%	-7.8%	-7.8%	-8.3%	-9.5%	-8.9%	-8.5%	-7.3%

Indirect one-way	-13.9%	-16.4%	-17.9%	-17.3%	-22.0%	-19.4%	-21.9%	-18.9%
Indirect two-way	-5.3%	-8.8%	-10.3%	-7.7%	-11.6%	-9.1%	-16.4%	-8.5%

Total indirect	-11.8%	-14.3%	-15.7%	-14.3%	-18.5%	-15.6%	-19.8%	-14.9%

Total one-way	-7.7%	-8.5%	-8.6%	-8.9%	-10.3%	-9.5%	-9.2%	-7.9%
Total two-way	-8.7%	-9.8%	-10.2%	-9.6%	-11.7%	-10.3%	-12.5%	-8.8%

Total paging gross disconnect rate	-7.7%	-8.6%	-8.7%	-9.0%	-10.4%	-9.6%	-9.5%	-8.0%

Net gain / loss rate (c)
Direct one-way	-4.3%	-4.3%	-4.7%	-5.7%	-6.4%	-5.4%	-5.3%	-4.4%
Direct two-way	-6.4%	-5.2%	-6.1%	-6.8%	-8.5%	-6.4%	-4.4%	-5.5%

Total direct	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%	-5.2%	-4.5%

Indirect one-way	-8.5%	-8.6%	-13.2%	-13.7%	-17.8%	-13.7%	-16.9%	-13.6%
Indirect two-way	11.0%	-2.4%	-4.1%	-1.5%	-8.2%	-7.2%	-14.9%	-5.2%

Total indirect	-3.9%	-6.9%	-10.6%	-10.0%	-14.6%	-11.3%	-16.1%	-10.4%

Total one-way	-4.7%	-4.8%	-5.5%	-6.4%	-7.3%	-6.0%	-6.0%	-5.0%
Total two-way	-1.1%	-4.2%	-5.4%	-4.9%	-8.4%	-6.7%	-8.2%	-5.4%

Total paging net gain / loss rate	-4.4%	-4.7%	-5.5%	-6.2%	-7.4%	-6.0%	-6.2%	-5.0%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09

Gross placement rate (b)
Healthcare	3.3%	4.8%	3.8%	3.0%	3.7%	4.4%	3.8%	3.4%
Government	2.2%	2.1%	2.2%	2.1%	1.7%	2.4%	2.4%	1.9%
Large enterprise	2.4%	2.3%	2.2%	2.1%	2.4%	2.2%	3.3%	2.2%
Other	2.5%	2.6%	2.4%	2.2%	2.4%	2.5%	2.3%	2.2%

Total direct	2.8%	3.4%	3.0%	2.5%	2.9%	3.4%	3.3%	2.8%
Total indirect	8.0%	7.4%	5.1%	4.4%	3.9%	4.3%	3.7%	4.5%

Total	3.4%	3.9%	3.2%	2.7%	3.0%	3.5%	3.3%	3.0%

Gross disconnect rate (b)
Healthcare	-5.1%	-5.8%	-6.0%	-6.4%	-6.8%	-6.2%	-6.7%	-5.5%
Government	-6.7%	-8.5%	-8.5%	-9.3%	-9.9%	-10.7%	-10.7%	-9.4%
Large enterprise	-8.6%	-9.2%	-9.2%	-8.9%	-13.3%	-13.0%	-10.7%	-9.4%
Other	-10.7%	-10.5%	-10.1%	-11.4%	-13.0%	-12.4%	-10.6%	-10.1%

Total direct	-7.2%	-7.8%	-7.8%	-8.3%	-9.5%	-8.9%	-8.5%	-7.3%
Total indirect	-11.8%	-14.3%	-15.7%	-14.3%	-18.5%	-15.6%	-19.8%	-14.9%

Total	-7.7%	-8.6%	-8.7%	-9.0%	-10.4%	-9.6%	-9.5%	-8.0%

Net loss rate (b)
Healthcare	-1.7%	-0.9%	-2.1%	-3.4%	-3.1%	-1.8%	-2.9%	-2.1%
Government	-4.5%	-6.4%	-6.3%	-7.1%	-8.2%	-8.4%	-8.3%	-7.5%
Large enterprise	-6.2%	-6.9%	-7.0%	-6.8%	-10.9%	-10.9%	-7.4%	-7.2%
Other	-8.2%	-7.9%	-7.8%	-9.2%	-10.6%	-10.0%	-8.3%	-7.9%

Total direct	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%	-5.2%	-4.5%
Total indirect	-3.9%	-6.9%	-10.6%	-10.0%	-14.6%	-11.3%	-16.1%	-10.4%

Total	-4.4%	-4.7%	-5.5%	-6.2%	-7.4%	-6.0%	-6.2%	-5.0%

End of period units in service % of total (b)
Healthcare	38.3%	40.0%	41.5%	42.8%	44.9%	49.8%	51.5%	53.2%
Government	17.9%	17.7%	17.6%	17.4%	17.2%	15.6%	15.3%	14.9%
Large enterprise	13.1%	12.8%	12.6%	12.5%	12.0%	11.8%	11.8%	11.4%
Other	18.9%	18.0%	17.4%	16.8%	16.2%	13.7%	13.2%	12.8%

Total direct	88.2%	88.5%	89.1%	89.5%	90.3%	90.9%	91.8%	92.3%
Total indirect	11.8%	11.5%	10.9%	10.5%	9.7%	9.1%	8.2%	7.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09

Account size ending units in service (000’s)
1 to 3 units	184	172	159	149	137	126	118	109
4 to 10 units	112	104	97	89	82	75	70	66
11 to 50 units	276	255	236	218	199	183	168	158
51 to 100 units	164	155	144	133	125	112	104	97
101 to 1,000 units	784	750	716	681	626	580	546	519
>1,000 units	1,419	1,374	1,323	1,250	1,186	1,150	1,104	1,065

Total	2,939	2,810	2,675	2,520	2,355	2,226	2,110	2,014

End of period units in service % of total direct
1 to 3 units	6.2%	6.1%	5.9%	5.9%	5.8%	5.7%	5.6%	5.4%
4 to 10 units	3.8%	3.7%	3.6%	3.5%	3.5%	3.4%	3.3%	3.3%
11 to 50 units	9.4%	9.1%	8.8%	8.7%	8.4%	8.2%	8.0%	7.8%
51 to 100 units	5.6%	5.5%	5.4%	5.3%	5.3%	5.0%	4.9%	4.8%
101 to 1,000 units	26.7%	26.7%	26.8%	27.0%	26.6%	26.0%	25.9%	25.8%
>1,000 units	48.3%	48.9%	49.5%	49.6%	50.4%	51.7%	52.3%	52.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-7.8%	-6.9%	-7.0%	-6.9%	-7.8%	-7.9%	-6.9%	-7.4%
4 to 10 units	-6.5%	-7.2%	-6.7%	-7.8%	-8.8%	-7.9%	-6.7%	-6.1%
11 to 50 units	-7.6%	-7.4%	-7.4%	-7.6%	-8.9%	-8.2%	-7.7%	-5.9%
51 to 100 units	-6.9%	-5.5%	-7.5%	-7.2%	-6.2%	-10.1%	-7.6%	-6.8%
101 to 1,000 units	-5.2%	-4.3%	-4.6%	-4.9%	-8.0%	-7.4%	-5.9%	-4.9%
>1,000 units	-2.4%	-3.2%	-3.7%	-5.5%	-5.1%	-3.1%	-4.0%	-3.5%

Total	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%	-5.2%	-4.5%

Account size ARPU
1 to 3 units	$14.66	$14.62	$14.72	$14.68	$14.73	$15.07	$14.98	$15.03
4 to 10 units	13.56	13.56	13.92	13.89	14.00	14.30	14.24	14.21
11 to 50 units	10.99	11.03	11.40	11.35	11.41	11.65	11.54	11.45
51 to 100 units	9.57	9.76	10.36	10.25	10.30	10.13	10.06	10.06
101 to 1,000 units	8.23	8.45	8.91	8.98	8.94	9.04	8.89	8.82
>1,000 units	7.75	7.70	7.72	7.75	7.77	7.80	7.76	7.79

Total	$8.95	$8.97	$9.16	$9.16	$9.15	$9.21	$9.10	$9.06

Cellular revenue
Number of activations	4,509	3,970	3,779	2,287	2,389	2,207	2,633	2,253

Revenue from cellular services (000’s)	$1,859	$1,547	$1,494	$993	$991	$775	$980	$795

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09

Cost of products sold	$1,081	$1,408	$1,291	$1,812	$1,669	$1,421	$1,593	$1,513

Service, rental and maintenance
Site rent	17,792	16,756	15,463	14,785	11,218	10,223	10,422	9,871
Telecommunications	6,204	5,503	5,072	5,307	4,485	4,284	3,945	3,885
Payroll and related	6,683	6,504	5,827	5,490	5,631	5,286	4,988	4,725
Stock based compensation	17	19	19	18	49	7	13	12
Other	3,273	2,801	2,688	2,599	1,572	1,490	1,582	1,622

Total service, rental and maintenance	33,969	31,583	29,069	28,199	22,955	21,290	20,950	20,115

Selling and marketing
Payroll and related	5,164	4,797	4,317	4,145	4,175	3,711	3,366	3,199
Commissions	1,724	2,037	1,742	1,213	1,201	1,422	1,328	1,131
Stock based compensation	39	50	49	60	109	26	26	26
Other	909	665	648	726	577	441	478	599

Total selling and marketing	7,836	7,549	6,756	6,144	6,062	5,600	5,198	4,955

General and administrative
Payroll and related	8,682	8,129	7,847	7,992	9,075	7,754	7,213	7,089
Stock based compensation	190	247	253	298	569	241	241	241
Bad debt	711	691	680	618	850	750	699	654
Facility rent	2,073	2,199	1,937	1,689	1,628	1,446	1,457	1,411
Telecommunications	1,048	983	936	834	771	721	720	702
Outside services	5,359	4,584	4,632	4,519	4,514	4,063	3,269	3,051
Taxes, licenses and permits	1,958	2,055	2,216	372	1,101	1,695	(680)	660
Other	1,787	1,894	2,130	1,967	1,678	6,131	3,131	1,481

Total general and administrative	21,808	20,782	20,631	18,289	20,186	22,801	16,050	15,289

Severance and restructuring	145	153	5,063	(35)	190	52	15	2,480
Depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174	10,689	8,781
Goodwill impairment	188,170	—	—	—	—	—	—	—

Operating expenses	$265,522	$73,149	$73,885	$66,159	$62,332	$62,338	$54,495	$53,133

Capital expenses	$3,988	$3,892	$6,214	$4,242	$6,054	$4,355	$1,806	$5,014

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	12/31/08	12/31/09
Assets
Current assets:
Cash and cash equivalents	$75,032	$109,591
Accounts receivable, net	25,118	19,051
Tax receivables	—	5,117
Prepaid expenses and other	6,226	3,016
Deferred income tax assets, net	6,025	1,068

Total current assets	112,401	137,843
Property and equipment, net	57,867	41,295
Intangible assets, net	6,520	226
Deferred income tax assets, net	59,599	32,123
Other assets	4,973	2,061

Total assets	$241,360	$213,548

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$40,983	$35,214
Customer deposits	1,203	888
Deferred revenue	9,958	7,422

Total current liabilities	52,144	43,524
Other long-term liabilities	48,478	11,228

Total liabilities	100,622	54,752

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	140,736	137,378
Retained earnings	—	21,416

Total stockholders’ equity	140,738	158,796

Total liabilities and stockholders’ equity	$241,360	$213,548

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the twelve months ended
	12/31/08	12/31/09
Cash flows from operating activities:
Net (loss) income	$(157,077)	$67,558
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	47,012	41,914
Goodwill impairment	188,170	—
Deferred income tax expense	36,831	32,433
Amortization of stock based compensation	1,259	1,560
Provisions for doubtful accounts, service credits and other	5,851	4,515
Non-cash transaction tax accrual adjustments	(5,499)	(7,218)
Loss on disposals of property and equipment	48	2
Changes in assets and liabilities:
Accounts receivable	(2,925)	1,553
Prepaid expenses and other	3,167	(2,062)
Intangibles and other long-term assets	4,279	1,628
Accounts payable and accrued liabilities	(12,586)	482
Customer deposits and deferred revenue	(2,490)	(2,851)
Other long-term liabilities	—	(37,654)

Net cash provided by operating activities	106,040	101,860

Cash flows from investing activities:
Purchases of property and equipment	(18,336)	(17,229)
Proceeds from disposals of property and equipment	179	168

Net cash used in investing activities	(18,157)	(17,061)

Cash flows from financing activities:
Cash distributions to stockholders	(39,061)	(45,502)
Purchase of common stock	(38,332)	(4,738)

Net cash used in financing activities	(77,393)	(50,240)

Net increase in cash and cash equivalents	10,490	34,559
Cash and cash equivalents, beginning of period	64,542	75,032

Cash and cash equivalents, end of period	$75,032	$109,591

Supplemental disclosure:
Interest paid	$11	$2

Income taxes paid (state and local)	$462	$447

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	For the year ended December 31,
	2008	2009
Revenue:
Paging service	$326,655	$262,958
Cellular	5,893	3,541
Product sales	21,489	18,821
Other	5,411	4,386

Total revenue	359,448	289,706

Operating expenses:
Cost of products sold	5,592	6,196
Service, rental and maintenance	122,820	85,310
Selling and marketing	28,285	21,815
General and administrative	81,510	74,326
Severance and restructuring	5,326	2,737
Depreciation, amortization and accretion	47,012	41,914
Goodwill impairment	188,170	—

Total operating expenses	478,715	232,298

% of total revenue	133.2%	80.2%

Operating (loss) income	(119,267)	57,408

% of total revenue	-33.2%	19.8%

Interest income, net	1,800	69
Other income, net	622	530

(Loss) income before income tax expense (benefit)	(116,845)	58,007
Income tax expense (benefit)	40,232	(9,551)

Net (loss) income	$(157,077)	$67,558

Basic net (loss) income per common share	$(5.83)	$2.95

Diluted net (loss) income per common share	$(5.83)	$2.90

Basic weighted average common shares outstanding	26,936,072	22,918,904

Diluted weighted average common shares outstanding	26,936,072	23,260,431

Reconciliation of operating (loss) income to EBITDA (a):
Operating (loss) income	$(119,267)	$57,408
Add back: depreciation, amortization and accretion	47,012	41,914
Add back: goodwill impairment	188,170	—

EBITDA	$115,915	$99,322

% of total revenue	32.2%	34.3%

(a)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.